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                                                       Registration No. 33-63068

                       SECURITEIS AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 Amendment No. 2
                                       To
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SPECIALTY RETAIL GROUP, INC.
             (Exact name of registrant as specified in its charter)

        Florida                    5945                    No. 59-282441
----------------------   -------------------------   -------------------------
    (State or other          (Primary Standard             (IRS Employer
    jurisdiction of             Industrial              Identification No.)
   incorporation or         Classification Code
     organization)                Number)

                         1720 Post Road East, Suite 112
                           Westport, Connecticut 06880
                                 (203) 256-4380
               ---------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)

                          Specialty Retail Group, Inc.
                         1720 Post Road East, Suite 112
                           Westport, Connecticut 06880
                                 (203) 256-4380
               ---------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copies to

                             EDMOND M. COLLER, ESQ.
                            Goodkind Labaton Rudoff &
                                  Sucharow LLP
                                 100 Park Avenue
                            New York, New York 10017


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         The Registrant has issued no shares of Common Stock, Par Value, $.001 per share, of the Registrant pursuant to this Registration Statement, all outstanding options under the 1991 Non-Qualified Stock Option Plan (the "Plan") to which this Registration Statement relates have expired and the Registrant does not intend to grant any additional options under the Plan.

         Accordingly, the Registrant hereby deregisters and removes from registration all of the shares of Common Stock registered under this Registration Statement and hereby withdraws this Registration Statement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 30, 1999.

                                             SPECIALTY RETAIL GROUP, INC.
                                             By: /s/ SEYMOUR W. ZISES
                                                 -------------------------------
                                             Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ SEYMOUR W. ZISES                                   April 30, 1999
-------------------------------
Seymour W. Zises, Director